Exhibit 10.16

AMENDMENT TO THE

AMENDED AND RESTATED

ADVISORY AGREEMENT

This amendment to the Amended and Restated Advisory Agreement dated as of August 11, 2010 (the “Advisory Agreement”) by and between Wells Core Office Income REIT, Inc., a Maryland corporation (the “Company”), and Wells Core Office Income REIT Advisory Services, LLC (formerly known as Wells Real Estate Advisory Services III, LLC), a Georgia limited liability company (the “Advisor”), is entered as of February 17, 2011 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend and restate Paragraph 8(d) of the Advisory Agreement;

WHEREAS, except as expressly set forth herein the terms of the Advisory Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree that Paragraph 8(d) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

8.	Fees.

 . . .

(d) Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by the Conflicts Committee) in connection with the Sale of one or more Properties, Loans or other Permitted Investments, the Advisor or such Affiliate shall receive at closing a Disposition Fee of 1.0% of the sales price of such Property, Loan or other Permitted Investment. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that (i) if a non-Affiliate receives a real estate commission, then the Advisor or Affiliate thereof may not receive more than such non-Affiliate and (ii) the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property disposed of shall not exceed an amount equal to the lesser of (A) 6.0% of the aggregate Contract Sales Price of each Property or (B) the Competitive Real Estate Commission for each Property.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

WELLS CORE OFFICE INCOME REIT, INC.

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President

WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President